FOR IMMEDIATE RELEASE
November 9, 2009

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES THIRD QUARTER 2009 RESULTS

Alpena, Michigan - (November 9, 2009) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss from continuing operations of $3.8 million, or $1.32 per basic and diluted share, for the quarter ended September 30, 2009 compared to a consolidated net loss from continuing operations of $610,000, or $0.21 per basic and diluted share, for the quarter ended September 30, 2008.

Consolidated net loss from continuing operations for the nine months ended September 30, 2009 was $3.6 million, or $1.26 per basic and diluted share, compared to consolidated net loss from continuing operations of $860,000, or $0.30 per basic and diluted share, for the nine months ended September 30, 2008.

The three- and nine-month results reflected a substantial provision for loan losses which related primarily to two large commercial loan relationships and a non-cash valuation allowance related to the Company's deferred tax asset.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented, "Our results from core banking activities have steadily improved. We have successfully implemented strategies to reduce the costs of our deposits and to incorporate floors on variable rate loans, both of which have contributed to our significant increase in net interest margin. In addition, we have aggressively moved to reduce our manageable non-interest expenses. These strategies, coupled with strong levels of mortgage banking activities, have resulted in a marked improvement in pre-tax, pre-provision core operating earnings. Unfortunately, continued credit quality issues and declines in commercial and residential real-estate markets have had a detrimental impact on our net results."

Mahler continued, "We are very disappointed with the results of the quarter and their impact on our year-to-date performance. Improvements made to the baseline profitability of the Bank were not enough to counter the impact that the continued deterioration within real estate markets had on our loan loss provision. Additionally, our recent losses impacted the value of the Company's deferred tax assets, requiring a $2.0 million valuation allowance to be established as required by Generally Accepted Accounting Principles (GAAP). The valuation allowance is an estimate that is based on many subjective factors. Future evaluation of those factors could result in additional reserves or income recovery. "

Selected Financial Ratios

                                 For the Three Months Ended September 30          For the Nine Months Ended September 30
                                -------------------------------------------     -------------------------------------------
                                       2009                   2008                     2009                   2008
                                --------------------   --------------------     --------------------   --------------------

Performance Ratios:
Net interest margin                           3.41%                  2.91%                    3.28%                  2.94%
Average interest rate spread                  3.15%                  2.50%                    2.96%                  2.51%
Return on average assets*                    -6.33%                 -1.01%                   -2.02%                 -0.49%
Return on average equity*                   -51.12%                 -7.91%                  -16.40%                 -3.76%

* Annualized


                                                                                      As of
                                                       ---------------------------------------------------------------------
                                                         September 30, 2009       December 31, 2008     September 30, 2008
                                                       ---------------------------------------------------------------------
Asset Quality Ratios:
Non-performing assets to total assets                                5.98%                    5.57%                   3.88%
Non-performing loans to total loans                                  5.88%                    6.14%                   4.21%
Allowance for loan losses to non-performing assets                  27.32%                   40.90%                  28.36%
Allowance for loan losses to total loans                             2.13%                    2.85%                   1.42%

Total non-performing loans                                         $10,782                  $12,169                  $8,327
Total non-performing assets                                        $14,317                  $13,807                  $9,864


Financial Condition

Total assets of the Company at September 30, 2009 were $239.4 million, a decrease of $8.3 million, or 3.4%, from assets of $247.7 million at December 31, 2008. Net loans receivable decreased $13.5 million to $178.7 million at September 30, 2009, due to adjustable-rate or balloon mortgage loans which have paid off or been refinanced and sold into the secondary market, consumer loan balances which have declined due to normal pay-downs, limited originations of loans, and commercial loan charge-offs. The decline in net loans receivable was partially offset by an increase of approximately $7.2 million in our investment securities portfolio. Our deposits decreased $9.4 million to $156.4 million and our REPO sweep accounts decreased $2.6 million to $6.9 million at September 30, 2009. Most of the loss in deposits was in our certificates of deposit. As these deposits matured and were set to reprice lower, some left the Bank and were replaced with lower costing FHLB advances. Most of the decline in REPO sweep accounts was due to lower cash balances held by our commercial customers and not due to deposit relationships leaving the Bank.

The ratio of total nonperforming assets to total assets was 5.98% at September 30, 2009 compared to 5.57% at December 31, 2008. Non-performing assets increased by $510,000 from December 31, 2008 to September 30, 2009. The Company continues to closely monitor non-performing assets and is actively pursuing options to reduce the level thereof.

Stockholders' equity was $26.0 million at September 30, 2009 as compared to $29.4 million at December 31, 2008. The decrease was due primarily to the net loss for the nine-month period of $3.7 million. First Federal of Northern Michigan's regulatory capital remains at levels in excess of regulatory requirements, as shown in the table below.

                                                                                                        Capital Required To be
                                                                                                           Categorized as
                                          Actual Capital           Capital Required for Capital       Well-Capitalized Under Prompt
                                           at September               Adequacy Purposes                Corrective Action Provisions
                                        ---------------------     ------------------------------    --------------------------------
                                        Amount        Ratio            Amount         Ratio              Amount          Ratio
                                                                        (Dollars in Thousands)

Total risk-based capital (to risk-
weighted assets)                        $ 25,142       14.69%        $ 13,692         8.00%             $ 17,115         10.00%
Tier 1 risk-based capital (to risk-
weighted assets)                        $ 22,996       13.44%         $ 6,846         4.00%             $ 10,269          6.00%
Tangible capital (to
tangible assets)                        $ 22,996        9.71%         $ 3,552         1.50%              $ 4,736          2.00%



Results of Operations


Interest income decreased to $3.1 million for the three months ended September 30, 2009 from $3.5 million for the year earlier period. Interest income decreased by $1.0 million to $9.6 million for the nine-month period ended September 30, 2009 from $10.6 million for the same period in 2008. The decreases in interest income were due to two factors: a decrease in the average balance of our interest-earning assets due mostly to reductions in the size of our mortgage loan portfolio and a decrease in the yield on interest-earning assets due in part to lower market interest rates and in part to the impact of loans placed on non-accrual status during the three- and nine-month periods ended September 30, 2009.


Interest expense decreased to $1.2 million for the three months ended September 30, 2009 from $1.8 million for the three months ended September 30, 2008. Interest expense for the nine months ended September 30, 2009 decreased to $2.1 million from $3.9 million for the nine months ended June 30, 2008. The decrease in interest expense for the three- and nine-month periods was due in part to a decrease in both the average balance and cost of our FHLB borrowings, which we were able to pay down because of asset shrinkage and in part due to a decrease in the cost of certificates of deposit, many of which matured and re-priced lower.

The Company's net interest margin increased to 3.41% for the three-month period ended September 30, 2009 from 2.91% for the same period in 2008. During this time period, the average yield on interest-earning assets decreased 34 basis points to 5.58% from 6.92%, while the average cost of funds decreased 99 basis points to 2.43% from 3.42%. For the nine-month period ended September 30, 2009, the Company's net interest margin increased to 3.28% from 2.94% for the same period in 2008. During this time period, the average yield on interest-earning assets decreased 41 basis points to 5.63% from 6.04%, while the cost of funds decreased 87 basis points to 2.67% from 3.54%.

The provision for loan losses for the three-month period ended September 30, 2009 was $3.0 million, as compared to $875,000 for the prior year period. Two large commercial relationships were placed on non-accrual status during the quarter ended September 30, 2009, resulting in additional provision totaling almost $1.5 million. In addition, our recent history of commercial charge-offs has resulted in a higher estimated loss factor being applied to our entire portfolio of commercial loans, which mainly accounts for the remainder of the increased provision. For the nine-month period ended September 30, 2009, the provision for loan losses was $3.5 million as compared to $1.2 million for the same period ended September 30, 2008. The increase for the nine-month period related to increases in provision on several commercial credits. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors.


Non interest income increased from $400,000 for the three months ended September 30, 2008 to $491,000 for the three months ended September 30, 2009. Non interest income increased from $1.3 million for the nine months ended September 30, 2008 to $2.1 million for the nine months ended September 30, 2009. The increases for both the three- and nine-month periods were primarily attributed to an increase in mortgage banking activities income. Many homeowners in our markets took the opportunity to refinance due to lower market interest rates during the first nine months of 2009 as compared to the same period in 2008. The majority of these loans were sold into the secondary market.

Non interest expense decreased from $2.2 million for the three months ended September 30, 2008 to $2.1 million for the three months ended September 30, 2009. Compensation and employee benefits, professional services and other expenses (mostly expenses related to credit quality issues and repossessed properties) decreased, partially offset by an increase in our FDIC premiums. Non interest expense increased from $6.5 million for the nine months ended September 30, 2008 to $6.6 million for the nine months ended September 30, 2009. The increase was mainly the result of an increase in our general FDIC assessment, plus the FDIC special assessment, increases in professional services and other expenses (mostly expenses related to credit quality and repossessed properties), partially offset by decreases in our cost of compensation and employee benefits expenses and occupancy expenses.


Federal income tax expense for the three- and nine-month periods ended September 30, 2009 is impacted by the valuation allowance on our deferred tax assets of $2.0 million. The Company recorded this valuation allowance because it concluded, based on currently available evidence, that it is "more likely than not" that the future tax assets recognized will be not be realized before their expiration.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.


First Federal of Northern Michigan Bancorp, Inc.
Consolidated Balance Sheet
------------------------------------------------------------------------------------------------------------------------------
                                                                                      September 30, 2009      December 31, 2008
                                                                                     --------------------    -------------------
                                                                                            (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks ..........................................................$ 2,212,553             $ 3,097,788
Overnight deposits with FHLB .............................................................     64,036                 372,523
                                                                                          -----------             -----------
Total cash and cash equivalents ..........................................................  2,276,589               3,470,311
Securities AFS  .......................................................................... 32,879,094              25,665,178
Securities HTM ...........................................................................  3,980,434               4,022,235
Loans held for sale ......................................................................     50,000                 107,000
Loans receivable, net of allowance for loan losses of $4,309,341 and
  $5,647,055 as of September 30, 2009 and December 31, 2008, respectively ...             178,737,529             192,270,714
Foreclosed real estate and other repossessed assets ......................................  3,535,684               1,637,923
Federal Home Loan Bank stock, at cost ....................................................  4,196,900               4,196,900
Premises and equipment ...................................................................  6,779,358               7,089,746
Accrued interest receivable ..............................................................  1,368,598               1,469,176
Intangible assets ........................................................................    992,869               1,192,853
Other assets .............................................................................  4,613,876               4,939,523
Assets of discontinued operation..........................................................          -               1,610,734
                                                                                         ------------           -------------
Total assets ............................................................................$239,410,931           $ 247,672,293
                                                                                         ============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits ...............................................................................$ 156,358,009           $ 165,778,598
Advances from borrowers for taxes and insurance ........................................      188,965                 104,475
Federal Home Loan Bank Advances ........................................................   46,750,000              40,200,000
Note Payable ...........................................................................      630,927                 768,651
REPO Sweep Accounts ....................................................................    6,872,443               9,447,415
Accrued expenses and other liabilities .................................................    2,651,190               1,877,600
Liabilities of discontinued operations .................................................            -                  76,792
                                                                                        -------------           -------------
Total liabilities ......................................................................  213,451,534             218,253,531
                                                                                        -------------           -------------
Commitments and contingencies ..........................................................            -                       -
                                                                                        -------------           -------------
Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)..............................................................       31,920                  31,920
Additional paid-in capital .............................................................   24,299,147              24,302,102
Retained earnings  .....................................................................    5,087,238               8,762,412
Treasury stock at cost (307,750 shares).................................................   (2,963,918)             (2,963,918)
Unallocated ESOP .......................................................................     (683,861)               (764,861)
Unearned compensation ..................................................................     (192,839)               (286,324)
Accumulated other comprehensive income..................................................      381,710                 337,431
                                                                                        -------------            ------------
Total stockholders' equity .............................................................   25,959,397              29,418,762
                                                                                        -------------           -------------
Total liabilities and stockholders' equity ............................................$  239,410,931           $ 247,672,293
                                                                                       ==============           =============

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income


                                                                     For the Three Months              For the Nine Months
                                                                     Ended September 30,                Ended September 30,
                                                                   ------------------------          -----------------------
                                                                      2009          2008               2009          2008
                                                                   -----------   ----------          ---------    ----------
                                                                        (Unaudited)                     (Unaudited)
Interest income:
Interest and fees on loans .......................................$ 2,762,789   $ 3,156,924       $ 8,570,404    $ 9,575,347
Interest and dividends on investments ............................    211,720       248,386           584,788        764,630
Interest on mortgage-backed securities ...........................    136,177       119,501           430,928        265,793
                                                                  -----------   -----------       -----------    -----------
Total interest income ............................................  3,110,686     3,524,810         9,586,120     10,605,770
                                                                  -----------   -----------       -----------    -----------
Interest expense:
Interest on deposits .............................................    795,356     1,275,690         2,736,532      3,811,954
Interest on borrowings ...........................................    422,715       532,247         1,279,247      1,653,578
                                                                  -----------   -----------       -----------    -----------
Total interest expense ...........................................  1,218,071     1,807,937         4,015,779      5,465,532
                                                                  -----------   -----------       -----------    -----------
Net interest income ..............................................  1,892,615     1,716,873         5,570,341      5,140,238
Provision for loan losses ........................................  2,976,642       875,431         3,492,711      1,242,665
                                                                  -----------   -----------       -----------    -----------
Net interest income (loss) after provision for loan losses ....... (1,084,027)      841,442         2,077,630      3,897,573
                                                                  -----------   -----------       -----------    -----------
Non-interest income:
Service charges and other fees ...................................    217,159       245,162           661,488        708,447
Mortgage banking activities ......................................    244,550        85,665         1,167,626        316,382
Gain on sale of available-for-sale investments ...................          -             -             1,227         16,052
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets .................     (2,128)        5,403            25,350         28,497
Other ............................................................     16,637        18,076            67,997         66,108
Insurance & Brokerage Commissions ................................     15,157        45,000           129,797        135,000
                                                                  -----------   -----------       -----------    -----------
Total non-interest income ........................................    491,375       399,307         2,053,486      1,270,486
                                                                  -----------   -----------       -----------    -----------
Non-interest expenses:
Compensation and employee benefits ...............................  1,095,509     1,203,733         3,414,767      3,654,827
SAIF Insurance Premiums ..........................................    106,199        33,443           376,807         85,238
Advertising ......................................................     31,784        40,118            93,655         98,914
Occupancy ........................................................    294,567       299,616           897,054        950,952
Amortization of intangible assets ................................     73,113        77,122           199,983        231,367
Service Bureau Charges ...........................................     76,533        72,432           255,043        240,518
Insurance & Brokerage Commission Expense .........................          -             -                 -              -
Professional Services ............................................     93,588       112,057           359,711        309,231
Other  ...........................................................    305,341       319,303           962,826        889,820
                                                                  -----------   -----------       -----------     ----------
Total non-interest expenses ......................................  2,076,634     2,157,824         6,559,846      6,460,867
                                                                  -----------   -----------       -----------     ----------
Loss from continuing operations before income tax benefit ........ (2,669,286)     (917,075)       (2,428,731)    (1,292,808)
Income tax expense (benefit) from continuing operations ..........  1,148,845      (307,073)        1,200,585       (432,643)
                                                                  -----------   -----------       -----------     ----------
Net loss from continuing operations .............................. (3,818,131)     (610,002)       (3,629,316)      (860,165)

Loss from discontinued operations, net of income tax benefit
of $0, $12,741, $43,209, and $29,745, respectively ...............          -       (24,733)          (83,875)       (57,215)
Gain on sale of discontinued operations, net of income tax expense..
of $0, $0, $19,585 and $0, respectively ..........................          -             -            38,017              -
                                                                  -----------   -----------        ----------     ----------
Net loss .........................................................$ (3,818,131) $  (634,735)     $ (3,675,174)    $ (917,380)
                                                                  ============  ===========      ============     ==========
Per share data:
Loss per share from continuing operations
   Basic .........................................................$      (1.32) $     (0.21)     $      (1.26)    $    (0.30)
   Diluted .......................................................$      (1.32) $     (0.21)     $      (1.26)    $    (0.30)
Income (loss) per share from discontinued operations
   Basic .........................................................$          -  $     (0.01)     $      (0.01)    $    (0.02)
   Diluted .......................................................$          -  $     (0.01)     $      (0.01)    $    (0.02)
Net loss per share
   Basic                                                          $      (1.32) $     (0.22)     $      (1.27)    $    (0.32)
   Diluted .......................................................$      (1.32) $     (0.22)     $      (1.27)    $    (0.32)

Dividends per common share .......................................$          -  $      0.05      $          -     $     0.15
